Exhibit 10.7

Executed

PARTICIPATION AGREEMENT

THIS PARTICIPATION AGREEMENT (“Agreement”) dated as of July     , 2005, is by and between WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (“Lender”) and OPTA CORPORATION (formerly known as LOTUS PACIFIC, INC.), a Delaware corporation (“Participant”).

WITNESSETH:

A.     Lender has entered into financing arrangements with Borrower (as defined below) pursuant to which Lender may, upon certain terms and conditions, make secured loans and provide other financial accommodations to Borrower as set forth in the Credit and Security Agreement dated July 21, 2003, by and between Lender and Borrower, as amended by the First Amendment to Credit and Security Agreement dated December 18, 2003, the Second Amendment to Credit and Security Agreement dated February 11, 2004, the Third Amendment to Credit and Security Agreement dated May 20, 2004, and as further amended by the “Forbearance Agreement” dated November 1, 2004 (the “Forbearance Agreement”), the letter agreement (the “3/9/05 Letter Agreement”) dated March 9, 2005, and the First Amended Forbearance Agreement (the “7/22/05 Forbearance Agreement”) dated July 22, 2005 (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed or replaced, collectively, the “Loan Agreement”); and

B.     Participant unconditionally guaranteed repayment of all Obligations (as defined in the Loan Agreement) owing from Borrower to Lender pursuant to the terms of the separate “Guaranty by Corporation” dated as of July 16, 2003, that Participant signed and delivered to Lender (the “Guaranty”); and

C.     Participant acknowledges that Borrower is in material breach and default of its duties and obligations under the Loan Agreement; and

D.     Notwithstanding Borrower’s breaches and defaults, Participant wishes to acquire from Lender, upon the terms and conditions hereinafter set forth, an undivided fractional interest in all present and future loans and other financial accommodations provided by Lender to Borrower under the Loan Agreement and, to the extent necessary to repay the Participation (as hereinafter defined), an undivided fractional interest in the Collateral.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises herein contained, the parties hereto agree as follows:

1.                         Definitions

As used above and in this Agreement, the following terms shall have the meanings ascribed to them below:

1.1    “Availability” shall mean, at any time, the amount of the Revolving Advances and Letters of Credit available to Borrower at such time based on the applicable advance percentage multiplied by the value of eligible Collateral as set forth in the Loan Agreement, as determined by Lender in its sole discretion, and subject to the applicable sublimits and reserves established by Lender in its sole discretion.

1.2    “Borrower” shall mean OPTA SYSTEMS, LLC, a Delaware limited liability company, and its successors and assigns, including, without limitation, a receiver, administrator, custodian, liquidator, trustee or debtor-in-possession on behalf of such person or on behalf of any such successor or assign.

1.3    “Collateral” shall have the meaning set forth in the Loan Agreement.

1.4    “Collections” shall mean all cash or other immediately available funds received by Lender for application to the Obligations, whether as proceeds of Collateral or otherwise.

1.5    “Event of Default” shall have the meaning set forth in the Loan Agreement.

1.6    “Financing Agreements” shall mean, collectively, the Loan Agreement and all agreements, documents and instruments at any time executed and/or delivered by Borrower, any obligor or any other person with, to or in favor of Lender in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.7    “Letters of Credit” shall have the meaning set forth in the Loan Agreement.

1.8    “Loans” shall mean all Revolving Advances or other loans made by Lender to Borrower pursuant to the Loan Agreement.

1.9    “Participation” shall have the meaning set forth in Section 2.1 hereof.

1.10  “Participant Commitment” shall mean $3,200,000.00.

1.11  “Participation Percentage” shall mean Eighty percent (80%).

1.12  “Revolving Advances” shall have the meaning set forth in the Loan Agreement.

1.13  “Settlement Period” shall mean each week or such other period of time as the parties may agree between settlements in respect of the Participation as provided in Section 3.3 hereof.

1.14  All capitalized terms as used herein shall have the meanings given to such terms in the Loan Agreement, unless otherwise defined herein. All references to Participant and Lender pursuant to the definitions set forth above, or to any other person herein, shall include their respective successors and assigns. All references to any term in the plural shall include the singular and all references to any term in the singular shall include the plural. For purposes of this Agreement, all references to the pro rata share of Participant herein shall be determined based on the Participation Percentage.

2.                         Purchase and Sale of Participation

2.1    Lender hereby agrees to sell to Participant and Participant hereby unconditionally and irrevocably agrees to purchase from Lender an undivided fractional interest in all present and future Loans made from time to time by Lender to Borrower equal to the Participation Percentage, but in no event to exceed the Participant Commitment at any time outstanding. Participant hereby assumes its pro rata share of all commitments and obligations of Lender under the Financing Agreements or otherwise in connection with the Loans and Letters of Credit. Such interests of Participant in the Loans and Letters of Credit provided for in this Section 2.1 are referred to herein as the “Participation.” Participant shall participate in the Collections and the Collateral, but only to the extent necessary to earn interest (or other compensation, if any) as provided below and to be repaid principal to the extent of the Participation.

2.2    The relationship between Lender and Participant under this Agreement is and shall be that of a seller and purchaser of an undivided fractional interest, not a debtor-creditor relationship. Lender has not guaranteed repayment to Participant of, nor agreed to repurchase from Participant, any portion of the Participation at any time. Lender does not assume and shall not have any liability to Participant for the repayment of monies paid hereunder by Participant to Lender on account of the purchase of the Participation or interest thereon (or other compensation, if any). Nothing contained herein shall confer upon Lender or Participant any interest in, or subject either of them to any liability for, or in respect of, the business, assets, profits, losses or liabilities of the other, except only as to the Participation.

2.3    Participant shall pay Lender the amount of the Participant Commitment in immediately available U.S. funds no later than July 26, 2005. An amount equal to eighty percent (80%) of the outstanding Revolving Advances shall constitute the purchase price for the Participation and belong to Lender and the balance (if any) of the Participant Commitment shall be deposited by Lender into a segregated non-interest bearing account belonging to Participant (the “Loan Funding Account”) for use by Lender in funding Participant’s share of any future Revolving Advances to be made under the Loan Agreement during the Forbearance Period (as defined in the 7/22/05 Forbearance Agreement). Furthermore, Participant shall deposit with Lender (no later than July 26, 2005) immediately available U.S. funds in the amount of $800,000.00 (the “Cash Collateral”) which will be held in a segregated non-interest bearing account and serve as additional collateral for repayment of the Obligations owing to Lender under the Loan Agreement and the Guaranty. Participant hereby grants to Lender a first-priority lien and security interest in the Cash Collateral. Contemporaneously with and only upon Participant’s execution of this Agreement payment by Participant to Lender of the Participant Commitment and the Cash Collateral, Lender will release its Lien on the Collateral that constitutes Intellectual Property Rights. Participant shall pay Lender a fee (the “Servicing Fee”) for administering the Loans in an amount equal to one-half of one percent (.5%) of the average daily amount of Revolving Advances outstanding under the Loan Agreement. The Servicing Fee shall be payable monthly (for all or any portion of a month) upon demand by Lender. Furthermore, Participant shall, upon request by Lender, reimburse Lender for all of Lender’s costs and expenses (including attorneys’ fees) incurred in relation to the negotiation and documentation of this Agreement and the transactions contemplated by this Agreement.

2.4    Participant shall be deemed to have purchased its Participation to each Loan on the date such Loan is made, but Participant’s right to receive its share of any interest paid in respect thereof shall accrue from the date Lender receives immediately available funds from Participant for its Participation Percentage in such Loan.

2.5    Nothing contained in this Agreement and no action taken by Lender with respect to the Loan Agreement or this Agreement shall impair, limit, release, discharge, alter, amend or modify the duties, obligations and liabilities of Participant under the Guaranty.

3.                         Administration

3.1    The Obligations, the Collateral, and the Collections shall be held by Lender in Lender’s name, but, to the extent of the Participation, as agent for Participant solely as to Participant’s share of Collections received by Lender and subject to Participant’s rights with respect thereto as set forth herein. Except with respect to Participant’s pro rata share of Collections actually received and retained by Lender, Lender shall not be an agent or trustee for Participant in administering or servicing the Financing Agreements, nor with respect to any rights, remedies or benefits thereunder, including making the Loans, providing Letters of Credit, the perfection of security interests and other liens in the Collateral, attempts to effect Collections, execution of agreements in connection therewith, or the exercise of any other rights and remedies of a lender or secured party with respect thereto. Lender shall not be deemed a fiduciary for Participant.

3.2    Lender shall have the right to carry out the provisions of the Financing Agreements with Borrower, and to exercise all rights and privileges accruing to it by reason of the provisions thereof, and to enforce its rights thereunder for the joint benefit of Lender and Participant, according to Lender’s discretion and the exercise of its business judgment, in accordance with its normal operating procedures. Lender will use normal prudence and judgment in the servicing of the arrangements of Lender with Borrower and to the carrying out of the terms of the Financing Agreements. Except as otherwise specifically provided herein, Lender shall have the right to agree to amendments, modifications, waivers or releases of Borrower, and with respect to any provision of the Financing Agreements or any rights of Lender in and to any Collateral or to consent to any action or failure to act by Borrower. Lender shall not have any liability to Participant with respect to any action taken or omitted by Lender, its employees or agents, in connection with the Financing Agreements or for any error in judgment, except for its own gross negligence or willful misconduct. Lender does not assume, and shall not have, any responsibility or liability, express or implied, for the enforceability or collectability of the Financing Agreements, the Collateral or the condition of Borrower, financial or otherwise, or the Collateral, or for the accuracy of any credit or other information furnished by or on behalf of Borrower, unless Lender has acted with gross negligence or willful misconduct.

3.3    Lender shall transmit to Participant after the end of each Settlement Period a statement of the account of Borrower with Lender summarizing the Loans, the status of the

Collateral and the Collections received by Lender during such preceding Settlement Period. The statement of account for such Settlement Period shall state the net loan balance and Collateral balance with Borrower, and the net amount either due from Lender to Participant or the net amount due from Participant to Lender, as the case may be, and the balance in the Loan Funding Account both before and after the credit or debit, as the case may be, to such Account on account of Revolving Advances made or repaid during such Settlement Period. Any sums due from Lender to Participant on account of the net amount of the principal amount of Revolving Advances repaid in excess of the principal amount of Revolving Advances made during such Settlement Period shall be paid by crediting such Account. Any sums due from Participant to Lender on account of the net amount of the principal amount of Revolving Advances made in excess of Revolving Advances repaid during such Settlement Period shall be paid by debiting such Account. Any sums due from Participant to Lender will be paid within five (5) business days of demand made by Lender. In the event that Participant fails to purchase and pay for the Participation as required pursuant to this Agreement or otherwise defaults in its obligations to Lender under this Agreement, Participant shall pay all costs and expenses of every kind incurred by Lender for collection or enforcement of same, including attorneys’ fees and legal expenses. So long as Participant shall be in default of any of its obligations hereunder or under the Guaranty and any amount of obligations shall be due and owing, Participant shall not be entitled to any payments pursuant to the settlement provided for in this Section 3.3 or other payments pursuant to Section 4 below, or to any right to approve any amendments or waivers as provided herein. Any amounts so withheld from Participant will be applied to the amounts owing by Participant. Lender’s books and records showing the account between Lender and Borrower and statements of account rendered to Participant shall be considered accurate unless objected to by Participant in writing within fifteen (15) days from their date.

3.4    Lender will deliver to Participant on or about the tenth (10th) day of each calendar month, a copy of the monthly statement of account with Borrower for the preceding calendar month.

3.5    In the event of the liquidation of the Collateral, all costs and expenses of collection of the Loans and/or disposition or realization upon the Collateral, including, without limitation, attorneys’ fees and expenses, shall constitute a part of the Loans by Lender to Borrower under this Agreement and shall be borne by Lender and Participant pro rata in accordance with their respective interests in the Loans hereunder. In the event of liquidation, all Collections thereafter received shall be applied as follows: (a) first, to the payment in full of the expenses of the collection and enforcement of the Obligations and for the protection, preservation, maintenance or sale, disposition or other realization upon any of the Collateral, including all reasonable expenses, liabilities and advances incurred or made by Lender in connection therewith (including attorneys’ fees and legal expenses); (b) second, to the payment of interest, fees and indemnities payable by Borrower under the Financing Agreements; and (c) third, to the payment in full of all other Obligations (and in the case of Letters of Credit, to be held as cash collateral) in such amounts, order and manner as Lender may determine.

3.6    Lender may (with or without Participant’s consent) modify, alter or amend any provision of the Financing Agreements or waive or release any rights against Borrower. Furthermore, Lender may release any Collateral without the consent of Participant: (i) upon the termination of the Loan Agreement and payment and satisfaction in full by Borrower of all

Loans and the delivery of cash collateral in respect of Letters of Credit, (ii) constituting property being sold or disposed of by Borrower in connection with any sale or other disposition permitted under the Loan Agreement, (iii) constituting property in which Borrower owned no interest at the time the security interest was granted or at any time thereafter, (iv) constituting property leased to Borrower under a lease which has expired or been terminated in a transaction permitted under the Loan Agreement or (v) upon the sale or other disposition of any Collateral which in the good faith determination of Lender is not material or otherwise in connection with the liquidation by Lender of the Collateral.

3.7    Except as otherwise provided in Section 3.8 below, Lender shall not, intentionally and with actual knowledge, make Revolving Advances to Borrower that would cause the aggregate principal amount of the outstanding Revolving Advances to exceed the Availability as of the date of such Revolving Advances, without Participant’s consent, except that:

(a)         in the event Lender obtains actual knowledge that the outstanding Revolving Advances exceeds the Availability, Lender shall use all reasonable efforts to make arrangements with Borrower, acceptable to Lender, intended to eliminate such excess amounts within a reasonable time;

(b)        Lender may, from time to time, make Revolving Advances with actual knowledge that such Revolving Advances will cause the total outstanding Revolving Advances to exceed the Availability at such time by an amount up to ten percent (10%) of such Availability, provided, that, as of the date of the first such Revolving Advances, Lender has made arrangements with the Borrower intended to eliminate such excess amounts within a reasonable time.

3.8    Lender may, from time to time, at its option, intentionally and with actual knowledge, make Revolving Advances in excess of the Availability at such time by more than ten percent (10%) of such Availability or make Revolving Advances in excess of the Maximum Line, but such Revolving Advances shall be for the sole account of Lender, except as Lender and Participant may otherwise agree. Any such Revolving Advances made by Lender intentionally and with actual knowledge that cause the total outstanding Revolving Advances to exceed the Availability at such time by more than ten percent (10%) or the Maximum Line, as the case may be, shall be prior in right of payment to all other Revolving Advances, such that any Collections shall be applied first to the Revolving Advances which exceed the Availability and thereafter to the balance of the Revolving Advances.

3.9    In the event that at any time, whether before or after the termination of this Agreement, there shall be any claim, action, suit or proceeding of any kind, arising directly or indirectly out of the financing arrangements between Lender and Borrower under or in relation to the Financing Agreements or otherwise, including, without limitation, any action brought against Lender by Borrower, or by any other person claiming by, through or under Borrower, to recover damages for any act taken or omitted by Lender under the Financing Agreements or in pursuing any rights or remedies of Lender against Borrower, any account debtors of Borrower, or for recovery or return of payments or Collateral or proceeds thereof received by Lender, then Participant shall be required to pay to Lender its pro rata share of such amount as Lender shall be required to pay by reason of a judgment, final decree, or other order, entered in connection with any such claim, action, suit or proceeding or by reason of any compromise or settlement agreed to by Lender, including, without limitation, all interest and costs assessed against or incurred by Lender in defending or compromising such action. Lender shall notify Participant of the commencement against Lender of any such claim, action, suit or proceeding which Lender, in good faith, believes may result in a material judgment against Lender; provided, that, the failure to give such notice shall not entitle Participant to any greater rights or reduce Participant’s obligations with respect to such claim, action, suit or proceeding or otherwise than if Lender did not herein specifically obligate itself to give such notice to Participant. Participant shall not, under the terms of this Section 3.9 or otherwise have any obligation or liability to Lender in the case of Lender’s own gross negligence or willful misconduct.

3.10  If Borrower becomes subject to a case under the U.S. Bankruptcy Code and if Lender desires to permit the use of cash collateral or to provide financing to Borrower under either Section 363 or Section 364 of the U.S. Bankruptcy Code, Lender may, in its discretion, continue to make Loans and provide Letters of Credit after the commencement and during the continuation of such case and such Loans and Letters of Credit shall be subject to the Participation and the terms hereof. Notwithstanding anything to the contrary contained in Section 3.6 hereof, the consent of Participant to any amendments or waivers with respect to the Financing Agreements in connection therewith shall not be required to the extent such amendments make the terms of the Financing Agreements more favorable or such amendments or waivers are required as a result of the commencement of the case of Borrower under the U.S. Bankruptcy Code.

4.                         Compensation

4.1    Lender agrees to accrue and account to Participant on or about the tenth (10th) day of each calendar month, the interest due Participant in respect of the Participation during the previous calendar month. Participant shall accrue interest in respect of the closing daily balances in the Borrower’s loan account for each day during the immediately preceding calendar month as such interest is earned and actually received by Lender from Borrower pursuant to the terms of the Financing Agreements, to the extent of the actual amounts funded in respect thereof by Participant pursuant to the Participation, at a rate equal to the interest rate payable to Lender under the terms of the Financing Agreements and in the event Lender exercises its option to receive the higher rate of interest provided for in the Loan Agreement after an Event of Default then at such higher rate. Any amount accrued and payable in respect of interest to Participant hereunder shall bear interest at the Base Rate and shall be calculated and payable monthly in arrears and shall be calculated on the basis of a three hundred sixty (360) day year based on actual days elapsed. The interest rate shall increase or decrease by an amount equal to each increase or decrease in the Base Rate, effective on the effective date of any such change. All accrued interest and any other sums owing to Participant will be paid within five (5) business days following the end of the Forbearance Period under the 7/22/05 Forbearance Agreement.

4.2    The interest earned and due Participant in respect of the Loans as set forth above shall be the sole compensation to Participant. Without limiting the foregoing, in no event shall Participant be entitled to any compensation in the form of any unused line fee, any letter of credit fee, any forbearance fee, any termination fee, or any other fee paid by Borrower to Lender pursuant to the Loan Agreement.

5.                         Credit Decision: Independent Investigation

5.1    Lender makes no representation or warranty (express or implied) and shall have no responsibility, as to the validity, value, enforceability or collectability of the Participation or the Obligations, the Financing Agreements, or as to the title to, validity, priority, value, perfection or sufficiency of the Collateral, or any other guarantees or collateral of any kind, or as to the financial condition of Borrower or any account debtors. Participant has conducted its own independent investigation as to the business and financial condition of Borrower, and is thoroughly familiar with, and has complete and current information concerning the financial condition and creditworthiness of Borrower and the Collateral. Participant has, independently and without reliance upon Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Participant has not in any way relied on Lender or any of its employees in purchasing the Participation. Participant agrees that it will, independently and without reliance upon Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis and decisions with respect to the Participation sold and transferred to it pursuant to this Agreement.

5.2    Participant acknowledges that it has received and reviewed or had the opportunity to receive and review copies of the Financing Agreements and such financial data or other information concerning Borrower or the Collateral existing on the date hereof as Participant has requested from Borrower or Lender.

5.3    Participant acknowledges that Borrower is in material breach and default of its duties and obligations under the Loan Agreement.

6.        Miscellaneous.

6.1    Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of parties and their respective successors, participants and assigns. Participant shall not sell, pledge, assign, sub-participate or otherwise transfer its rights under this Agreement, without the prior written consent of Lender.

6.2    Notices. All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed duly given, made or received: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Banking Day, one (1) Banking Day after sending; and if mailed by certified mail, return receipt requested, five (5) days after mailing to the parties at their addresses set forth below (or to such other addresses as the parties may designate in accordance with the provisions of this Section):

To Lender:     Wells Fargo Business Credit, Inc.
Attn: Darcy Della Flora
100 W. Washington Street, 15th Floor
MAC S4101-158
Phoenix, Arizona 85003
Telephone: (602) 378-2469
Telefax: (602) 378-6215

with a copy to:

John R. Clemency, Esq.
Greenberg Traurig, LLP
2375 East Camelback Road, Suite 700
Phoenix, Arizona 85016
Telephone: (602) 445-8575
Telefax: (602) 445-8680

To Participant:                  Opta Corporation
1350 Old Bayshore Highway, Suite 740
Burlingame, California 94010
Attn: Sean Wang, COO
Telephone: (949) 475-1880
Telefax: (949) 475-1808

with a copy to:

John M. Iino
Reed Smith LLP
1901 Avenue of the Stars, Suite 700
Los Angeles, CA 90067
Telephone: (310) 734-5251
Telefax: (310) 734-5299

Lender or Participant may change the address to which all notices, requests and other communications are to be sent to it by giving written notice of such address change to the other party in conformity with this Section 6.2, but such change shall not be effective until notice of such change has been received by the other party.

6.3    Payment Returns. If any payment received by Lender from Borrower and distributed or credited in whole or in part to Participant is later rescinded or is otherwise returned by Lender for whatever reason (including, without limitation, settlement of an alleged claim or the voiding of such payment as a preference), Participant, upon demand by Lender, shall immediately pay to Lender the amount received by Participant in respect of the amounts so returned. This covenant shall survive the termination of this Agreement.

6.4    Other Transactions. Each of Lender and Participant confirms that it has no loans or financing transactions with Borrower, except those transactions which are the subject of this Agreement and the Financing Agreements or have been disclosed in writing to the other party and each agrees not to, enter into any other financing arrangement with Borrower without notifying the other party hereto.

6.5    Insolvency. Participant will have no standing with respect to the Participation in any proceeding under the U.S. Bankruptcy Code, any state insolvency laws or which otherwise involve Borrower, and no claim, dispute, accounting or other issue pertaining to Participant’s relationship with Lender under this Agreement shall be heard or disposed of in any such proceeding relating to Borrower.

6.6    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original with the same force and effect as if the signatures thereto and hereto were upon the same instrument.

6.7    Governing Law. The validity, construction and effect of this Agreement shall be governed by the internal laws of the State of Arizona (applicable to contracts made and performed in such State).

6.8    Consent to Jurisdiction; Waiver of Jury Trial. Lender and Participant each hereby waive trial by jury to any action or proceeding arising out of or in connection with this Agreement and further hereby waive any right of offset or right to interpose any counterclaim (other than compulsory counterclaims) in any such action. Each of the parties hereto expressly submits in advance to the exclusive jurisdiction of the state and federal courts located in Maricopa County, Arizona in any action or proceeding relating to any claim, dispute or other matter pertaining directly or indirectly to this Agreement.

6.9    Complete Agreement. This written Agreement is intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement.

6.10  No Third Parties Benefited. Except as expressly provided in Section 7.1, this Agreement is solely for the benefit of Lender and Participant and their respective successors, participants and assigns, and no other person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

6.11  Certain Notices to Participant. Notwithstanding any other provision of this Agreement. Lender shall not except after three (3) days’ prior written notice to Participant (except to the extent that Participant shall consent in writing to a shorter notice period) commence foreclosure or other remedial action against Borrower or any Collateral.

7.                         Term

7.1    Participant may not terminate this Agreement.

7.2    This Agreement shall continue in full force and effect until the earlier of the date on which (i) Lender has received final payment in full of all of the Obligations and cash collateral for any contingent Obligations in amounts and on terms acceptable to Lender, and (ii) Participant has received final payment in full of the Participation, together with its share of interest as provided in this Agreement.

7.3    Termination of this Agreement (in accordance with this Agreement) shall not affect the respective rights or obligations hereunder incurred prior to the effective date of such termination including obligations to participate in post-termination Loans or Letters of Credit in the event of liquidation to the extent provided in this Agreement.

7.4    Participant agrees that a default by Participant under this Agreement shall constitute a default under the Guaranty and a default under the Guaranty shall constitute a default under this Agreement.

7.5    Any failure for any reason on the part of Borrower to comply with the terms and conditions of the 7/22/05 Forbearance Agreement between Borrower and Lender, including, without limitation, Borrower’s failure to satisfy, pay and discharge all of the Obligations upon the expiration of the Forbearance Period (as defined in the 7/22/05 Forbearance Agreement), shall constitute a default by Participant under this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

WELLS FARGO BUSINESS CREDIT, INC.

By:
Name: Darcy Della Flora Its: Vice President

OPTA CORPORATION (formerly known as LOTUS PACIFIC, INC.), a Delaware corporation

By:
Name: Sean Wang Its: COO

Exhibit A

To Second Amendment to
Forbearance Agreement

AMENDMENT
TO
PARTICIPATION AGREEMENT

THIS AMENDMENT TO PARTICIPATION AGREEMENT (“Participation Amendment”) dated as of August 25, 2005, is by and between WELLS FARGO BUSINESS CREDIT, a division of Wells Fargo Bank, NA (“Lender”) and OPTA CORPORATION (formerly known as LOTUS PACIFIC, INC.), a Delaware corporation (“Participant”).

W I T N E S S E T H:

A.        Lender has entered into financing arrangements with Borrower (as defined below) pursuant to which Lender may, upon certain terms and conditions, make secured loans and provide other financial accommodations to Borrower as set forth in the Credit and Security Agreement dated July 21, 2003, by and between Lender and Borrower, as amended by the First Amendment to Credit and Security Agreement dated December 18, 2003, the Second Amendment to Credit and Security Agreement dated February 11, 2004, the Third Amendment to Credit and Security Agreement dated May 20, 2004, and as further amended by the “Forbearance Agreement” dated November 1, 2004 (the “Forbearance Agreement”), several letter agreements, including the letter agreement (the “3/9/05 Letter Agreement”) dated March 9, 2005, the First Amended Forbearance Agreement (the “7/22/05 Forbearance Agreement”) dated July 22, 2005, and the letter agreement (the “7/26/05 Letter Agreement”) dated July 26, 2005 (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed or replaced, collectively, the “Loan Agreement”); and

B.         Concurrently with the execution and delivery of this Participation Amendment, Borrower and Lender are executing and delivering a Second Amended Forbearance Agreement (the “Second Amendment”) for the purpose of increasing the Maximum Line (as defined in the Loan Agreement) from $4,000,000 to $6,000,000 as requested by Borrower; and

C.         Participant acknowledges that Borrower was on July 22, 2005 and continues to be in material breach and default of its duties and obligations under the Loan Agreement; and

D.        Notwithstanding Borrower’s breaches and defaults, Participant has acquired from Lender, upon the terms and conditions set forth in a Participation Agreement dated July 26, 2005 (the “Participation Agreement”), an undivided fractional interest in all present and future loans and other financial accommodations provided by Lender to Borrower under the Loan Agreement and, to the extent necessary to repay the Participation, an undivided fractional interest in the Collateral; and

E.         Notwithstanding Borrower’s breaches and defaults, Participant wishes to increase such undivided fractional interest upon the terms and conditions hereinafter set forth; and

F.         Participant acknowledges and confirms its unconditional guaranty of repayment of up to $5,000,000 of the Obligations from Borrower to Lender pursuant to the terms of the separate “Guaranty by Corporation” dated as of July 16, 2003, that Participant signed and delivered to Lender (the “Guaranty”); and

G.         In addition to terms defined in this Participation Amendment, capitalized terms used herein shall have the meanings ascribed to them in the Participation Agreement.

1

NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises herein contained, the parties hereto agree as follows:

1.         Amendments.

(a)    The Participant Commitment is hereby temporarily increased from $3,200,000 to $5,200,000 by restating Section 1.10 of the Participation Agreement to read as follows:

1.10   “Participant Commitment” shall mean (i) $5,200,000 for the period from and including August 25, 2005 to and including September 30, 2005, at which time the Maximum Line under the Loan Agreement is reduced to an amount not greater than $4,000,000, and (ii) $3,200,000 at all other times.

(b)    The Participation Percentage is hereby temporarily increased from 80% to 86.66667% by restating Section 1.11 of the Participation Agreement to read as follows:

1.11   “Participation Percentage” shall mean (i) 86.66667% for the period from and including August 25, 2005 to and including September 30, 2005, at which time the Maximum Line under the Loan Agreement is reduced to an amount not greater than $4,000,000, and (ii) 80% at all other times.

2.         Purchase and Sale of Increase in Participation.

(a)    Participant shall pay to the Lender $2,000,000, the amount of the increase in the Participant Commitment, in immediately available U.S. funds no later than August 25, 2005. A portion thereof, in the amount of 6.66667% of the Revolving Advances outstanding at the opening of business on such date, shall constitute the purchase price for the increased Participation in such Revolving Advances and belong to Lender and the balance of such $2,000,000 shall be deposited by Lender into the Loan Funding Account (as defined in the Participation Agreement) for use by Lender in funding Participant’s share of additional Revolving Advances to be made under the Loan Agreement, including Revolving Advances to be made on August 25, 2005.

(b)    On the first date on which the Maximum Line under the Loan Agreement is reduced to an amount not greater than $4,000,000 and the amount of Revolving Advances outstanding is not greater than $4,000,000 Lender shall pay to Participant $2,000,000 in immediately available funds from the Loan Funding Account. To the extent necessary, Lender will pay Participant from Lender’s own funds an amount equal to 6.66667% of the then outstanding Revolving Advances to reconcile the return of the Participation Interest to 80% of the Loans.

3.         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original with the same force and effect as if the signatures thereto and hereto were upon the same instrument.

4.         Governing Law. The validity, construction and effect of this Agreement shall be governed by the internal laws of the State of Arizona (applicable to contracts made and performed in such State).

5.         Second Amended Forbearance Agreement. Participant hereby acknowledges receipt of a copy of the Second Amendment and consents to the terms thereof.

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6.         Continued Effect of Participation Agreement. Except as otherwise provided herein, all terms of the Participation Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Participation Amendment as of the day and year first written above.

WELLS FARGO BUSINESS CREDIT, a division of Wells Fargo Bank, NA

By:
Name: Darcy Della Flora
Its: Vice President

OPTA CORPORATION (formerly known as LOTUS PACIFIC, INC.), a Delaware corporation

By:
Name: Sean Wang
Its: COO

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Exhibit A
To Third Amendment to
Forbearance Agreement

SECOND AMENDMENT
TO
PARTICIPATION AGREEMENT

THIS SECOND AMENDMENT TO PARTICIPATION AGREEMENT (“Second Participation Amendment”) dated as of October 13, 2005, is by and between WELLS FARGO BUSINESS CREDIT, a division of Wells Fargo Bank, NA (“Lender”) and OPTA CORPORATION (formerly known as LOTUS PACIFIC, INC.), a Delaware corporation (“Participant”).

W I T N E S S E T H:

A.        Lender has entered into financing arrangements with Borrower (as defined below) pursuant to which Lender may, upon certain terms and conditions, make secured loans and provide other financial accommodations to Borrower as set forth in the Credit and Security Agreement dated July 21, 2003, by and between Lender and Borrower, as amended by the First Amendment to Credit and Security Agreement dated December 18, 2003, the Second Amendment to Credit and Security Agreement dated February 11, 2004, the Third Amendment to Credit and Security Agreement dated May 20, 2004, and as further amended by the “Forbearance Agreement” dated November 1, 2004 (the “Forbearance Agreement”), several letter agreements, including the letter agreement (the “3/9/05 Letter Agreement”) dated March 9, 2005, the First Amended Forbearance Agreement (the “7/22/05 Forbearance Agreement”) dated July 22, 2005, the letter agreement (the “7/26/05 Letter Agreement”) dated July 26, 2005, and the Second Amended Forbearance Agreement (the “8/25/05 Forbearance Agreement”) dated August 25, 2005 (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed or replaced, collectively, the “Loan Agreement”); and

B.         Concurrently with the execution and delivery of this Second Participation Amendment, Borrower and Lender are executing and delivering a Third Amended Forbearance Agreement (the “Third Amendment”) for the purpose of providing Borrower additional accommodations, including (among other things) an extension of the Forbearance Period and the provision of $2,000,000 in Overline Advances under the Credit Facility as provided in the Third Amendment; and

C.         Participant acknowledges that Borrower was on July 22, 2005 and continues to be in material breach and default of its duties and obligations under the Loan Agreement; and

D.        Notwithstanding Borrower’s breaches and defaults, Participant has acquired from Lender, upon the terms and conditions set forth in a Participation Agreement dated July 26, 2005 (the “Participation Agreement”), an undivided fractional interest in all present and future loans and other financial accommodations provided by Lender to Borrower under the Loan Agreement and, to the extent necessary to repay the Participation, an undivided fractional interest in the Collateral; and

E.         Notwithstanding Borrower’s breaches and defaults, Participant wishes to increase its Participation Commitment to include the Overline Advances upon the terms and conditions hereinafter set forth; and

F.         Participant acknowledges and confirms its unconditional guaranty of repayment of up to $5,000,000 of the Obligations from Borrower to Lender pursuant to the terms of the separate “Guaranty by Corporation” dated as of July 16, 2003, that Participant signed and delivered to Lender (the “Guaranty”); and

G.         In addition to terms defined in this Participation Amendment, capitalized terms used herein shall have the meanings ascribed to them in the Participation Agreement and in the Third Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises herein contained, the parties hereto agree as follows:

1.         Amendments. (a)  The Participation Commitment is hereby amended by restating Section 1.10 of the Participation Agreement to provide as follows:

1.10          “Participation Commitment” shall mean (i) $3,200,000 with respect to Revolving Advances that are not Overline Advances; and (ii) $2,000,000 with respect to Overline Advances.

(b)            The Participation Percentage is hereby amended by restating Section 1.11 of the Participation Agreement to provide as follows:

1.11          “Participation Percentage” shall mean (i) 80% with respect to Revolving Advances that are not Overline Advances; and (ii) 100% with respect to Overline Advances.

2.         Purchase and Sale of Participation in Overline Advances. On deposit in the Loan Funding Account is $2,000,000 that is available for return to Participant under the terms of the “Amendment to Participation Agreement” dated as of August 25, 2005 (the “$2MM LFA Funds”). In lieu of obtaining a return of the $2MM LFA Funds, Participant will keep the $2MM LFA Funds on deposit in the Loan Funding Account for use in acquiring and funding the Overline Advances. Lender will make Overline Advances only to the extent that the $2MM LFA Funds remain in the Loan Funding Account. Servicing Fee. The Servicing Fee owed to Lender will be assessed against Overline Advances made under the Credit Facility in accordance with the Third Amendment.

4.         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original with the same force and effect as if the signatures thereto and hereto were upon the same instrument. Governing Law. The validity, construction and effect of this Agreement shall be governed by the internal laws of the State of Arizona (applicable to contracts made and performed in such State). Third Amended Forbearance Agreement. Participant hereby acknowledges receipt of a copy of the Third Amendment and consents to the terms thereof. Continued Effect of Participation Agreement. Except as otherwise provided herein, all terms of the Participation Agreement shall remain in full force and effect. IN WITNESS WHEREOF, the parties have executed this Participation Amendment as of the day and year first written above.

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WELLS FARGO BUSINESS CREDIT, a division of Wells Fargo Bank, NA

By:
Name: Darcy Della Flora
Its: Vice President

OPTA CORPORATION (formerly known as LOTUS PACIFIC, INC.), a Delaware corporation

By:
		Name:	Tom Gong
		Its:	CFO & Controller

AGREED AND ACCEPTED this
13th day of October, 2005:

OPTA SYSTEMS, LLC

By:
Name:	Chris Porter
Its:	Senior Vice President

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Opta Corporation

1350 Old Bayshore Highway, Suite 600, Burlingame, CA 94010

Tel. (650) 579-3610·Fax (650) 579-3606

December 22, 2005

Wells Fargo Business Credit, a

Division of Wells Fargo Bank, NA

Attn:  Darcy Della Flora

100 W. Washington Street, 15th Floor

MAC S4101-158

Phoenix, Arizona  85003

Ladies and Gentlemen:

Reference is hereby made to: (i) the “Third Amended Forbearance Agreement” (the “Agreement”), effective as of October 13, 2005 (the “Third Forbearance Agreement”), by and between Wells Fargo Business Credit, a division of Wells Fargo Bank, NA (“Lender”) and Opta Systems, LLC (“Borrower”); and (ii) the “Second Amendment To Participation Agreement” dated as of October 13, 2005 (the “Second Amended Participation Agreement”) between Lender and Opta Corporation (formerly known as Lotus Pacific, Inc., “Participant” or “Guarantor”).  Unless otherwise indicated, capitalized terms used in this Letter Agreement will correspond to the capitalized terms used in the Third Forbearance Agreement and in the Second Amended Participation Agreement.  Through their execution of the attached Consent, the Guarantor and Subordinated Creditors agree to the amendments of the Third Amended Forbearance Agreement and the Second Amended Participation Agreement that are outlined below.

Borrower and Participant understand that Lender is willing to agree to amend the Third Amended Forbearance Agreement and the Second Amended Participation Agreement as follows:

1.             The amount of the Overline Advances under the §2(b) of the Third Amended Forbearance Agreement is increased from $2,000,000 to $2,400,000.

2.             The amount of the Participation Commitment under §1(a) of the Second Amended Participation Agreement (and §1.10 of the Participation Agreement) related to Overline Advances is increased from $2,000,000 to $2,400,000.

3.             Participant will deposit into the Loan Funding Account funds necessary to for the increased amount of the Overline Advances under the Third Amended Forbearance Agreement and the Second Amended Participation Agreement (as amended by this Letter Agreement).

All other terms and conditions of the Third Amended Forbearance Agreement and the Second Amended Participation Agreement remain in full force and effect.  Please provide in the space below the signature of a duly authorized representative of Lender to indicate Lender’s agreement and consent to the above-referenced amendments to the Third Amended Forbearance Agreement and the Second Amended Participation Agreement.

Sincerely,

OPTA SYSTEMS, LLC

		By:	/s/ Chris Porter
Its: Senior Vice President

OPTA CORPORATION (formerly known as Lotus Pacific, Inc.), a Delaware corporation

		By:	/s/Tom Gong
Title: Controller

Agreed and consented to:

WELLS FARGO BUSINESS CREDIT

By:	/s/ Darcy Della Flora
Its: Vice President

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CONSENT AND AGREEMENT OF GUARANTOR AND SUBORDINATED
CREDITORS

With respect to the “Letter Agreement” dated as of December 16, 2005 (the “Agreement”) between:  (i) Wells Fargo Business Credit, a division of Wells Fargo Bank, NA and (ii) OPTA SYSTEMS, LLC., the undersigned agree for the benefit of Lender as follows:

1.             Unless otherwise indicated, capitalized terms used in this Consent and Agreement of Guarantor and Subordinated Creditors (“Consent”) will correspond to the capitalized terms used in the Agreement, the Third Amended Forbearance Agreement, and the Second Amended Participation Agreement.  Guarantor and Subordinated Creditors acknowledge: (i) receiving a copy of and reading the Agreement, and (ii) the continuing effectiveness of the Guaranty and the Subordination Agreements to which they are parties, and any other agreements, documents, or instruments securing or otherwise relating to the Guaranty and Subordination Agreements previously executed and delivered by the undersigned to Lender.

2.             Guarantor and Subordinated Creditors consent to the modification of the Loan Documents and all other matters in the Agreement.

3.             Guarantor and Subordinated Creditors agree that all references, if any, to the Obligations, the Credit Agreement, the Collateral, and the Loan Documents in the Guaranty and the Subordination Agreements shall be deemed to refer to such agreements, documents, and instruments as modified by the Agreement.

4.             Guarantor and Subordinated Creditors reaffirm their obligations to Lender under the Subordination Agreements and Guaranty (as modified by the Agreement), and agree that the Guaranty and Subordination Agreements shall continue in full force and effect and remain unchanged, except as specifically modified by the Agreement.

5.             Guarantor and Subordinated Creditors acknowledge and confirm that they have no claims, counterclaims, defenses, offsets, or adverse claims of any kind with respect to the enforcement of Lender’s rights and remedies against Borrower and against Guarantor under the Guaranty and the other Loan Documents and against the Subordinated Creditors under the Subordination Agreements.

IN WITNESS WHEREOF, Guarantor and Subordinated Creditors have executed this Consent.

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DATED as of the 21st day of December, 2005.	OPTA CORPORATION (formerly known as LOTUS PACIFIC, INC.), a Delaware corporation

	By:	/s/ Sean Wang
Its: COO

GUARANTOR

DATED as of the 21st day of December, 2005.	T.C.L. MULTIMEDIA TECHNOLOGY HOLDINGS LIMITED

	By:	/s/ Yuan Bing
Its: Vice General Manager

SUBORDINATED CREDITOR

DATED as of the 21st day of December, 2005.	OPTA CORPORATION (formerly known as LOTUS PACIFIC, INC.)

	By:	/s/ Sean Wang
Its: COO

SUBORDINATED CREDITOR

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